Exhibit 10.1

PUT – CALL OPTION AGREEMENT

This Put-Call Option Agreement (this “Agreement”), dated as of April 6, 2009, is between Michael Weksel (“Weksel”) and ALYST ACQUISITION CORP., a Delaware corporation (“Alyst”).

WHEREAS, Alyst desires to have the right to purchase from Weksel up to 559,794 Warrants to purchase shares of Alyst’s common stock (the “Securities”) at a price of $0.0446 per Warrant (the “Call Exercise Price”);

WHEREAS, Weksel desires to have the right to sell the Securities to Alyst at a price of $0.0446 per Warrant (the “Put Exercise Price”);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Weksel and Alyst hereby agree as follows:

Section 1.1             Put Option; Payment of Exercise Price.  Weksel may, at his option, at any time after June 29, 2009 and before August 31, 2009, deliver a written notice (the “Put Exercise Notice”) to Alyst stating that Weksel intends to deliver all or a portion of the Securities to Alyst for purchase hereunder on any date occurring not more than ten business days after the date of the notice (the “Put Exercise Date”).  On the Put Exercise Date, Alyst shall pay, in immediately available funds, the Put Exercise Price to Weksel and, concurrently with the payment of the Put Exercise Price, Weksel shall deliver a certificate evidencing the Securities set forth in the Put Exercise Notice to Alyst and take all reasonable efforts requested by Alyst to vest the ownership of the Securities in Alyst.  These actions by Weksel will constitute proper delivery of the Securities notwithstanding any difficulties in actually vesting ownership of the Securities in Alyst resulting from any activities being undertaken by Alyst with respect to the liquidation or winding up of Alyst’s business affairs.  All payments and deliveries made pursuant to this Section 1.1 shall be made on a delivery versus payment basis.

Section 1.2             Call Option; Payment of Exercise Price.  Alyst may, at its option, on or after the date hereof through August 31, 2009 deliver a written notice (the “Call Exercise Notice”) to Weksel stating that Alyst intends to purchase from Weksel all of the Securities on any date occurring not more than ten business days after the date of the notice (the “Call Exercise Date”).  On the Call Exercise Date, Alyst shall pay, in immediately available funds, the Call Exercise Price to Weksel and, concurrently with the payment of the Call Exercise Price, Weksel shall deliver a certificate evidencing the Securities set forth in the Put Exercise Notice to Alyst and take all reasonable efforts requested by Alyst to vest the ownership of the Securities in Alyst.  These actions by Weksel will constitute proper delivery of the Securities notwithstanding any difficulties of actually vesting ownership of the Securities in Alyst resulting from any activities being undertaken by Alyst with respect to the liquidation or winding up of Alyst’s business and affairs.  All payments and deliveries made pursuant to this Section 1.2 shall be made on a delivery versus payment basis.

Section 1.3             Binding Effect; Transfer.

(a)           This Agreement shall be binding upon Alyst and Weksel and upon their respective permitted successors and transferees.  Neither party may transfer its rights and obligations under this Agreement without the consent of the other party; provided however, that Alyst may transfer its right (but not its obligation) hereunder to any third party without the prior written consent of Weksel.

(b)           Alyst will use its commercial best efforts to present this Agreement to its board of directors as soon as practicable and have the board pass a resolution authorizing the terms hereof.  Notwithstanding anything herein to the contrary, the rights and obligations described in Section 1.1 and Section 1.2 will become mutually binding only after a resolution authorizing the terms of this Agreement is passed by the board of Directors of Alyst.  In the event that the board of directors of Alyst does not pass such a resolution by April 30, 2009, this Agreement shall become null and void.

Section 1.4             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

IN WITNESS WHEREOF, Weksel and Alyst have executed this Agreement as of the date and year first above written.

ALYST ACQUISITION CORP.

/s/ Michael Weksel	/s/ William Weksel
Name: Michael Weksel	Name: William Weksel
Title: CEO